UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 19, 2013

SEARCHLIGHT MINERALS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30995	98-0232244
(Commission File Number)	(IRS Employer Identification No.)

#120 - 2441 West Horizon Ridge Pkwy.
Henderson, Nevada	89052
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-5247

(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO MATERIAL A DEFINITIVE AGREEMENT

On August 19, 2013, Searchlight Minerals Corp. (the “Company”) entered into a Term Sheet with respect to a binding commitment with Luxor Capital Partners, L.P. (“Luxor Capital”), one of the Company’s principal stockholders, for the issuance of a $2,600,000 of secured convertible notes (the “Notes”) to Luxor Capital (or one or more of its affiliates).

Further, the Term Sheet provides that the Company will have until September 2, 2013 to seek additional potential accredited investors who will be provided the opportunity to purchase up to an additional $2,400,000 principal amount of Notes (i.e., or up to maximum of $5,000,000 of Notes, in the aggregate). The Company is in the process of securing additional commitments from accredited investors.

The Company will waive any limitation under the Company’s Stockholder Rights Plan (or otherwise) required to allow Luxor Capital (or its affiliates) to acquire any Notes which may be purchased in connection with the transaction.

The Notes will have the following provisions:

•	the Notes will be due five (5) years from the date of issuance. However, the Note holders will have a put option with respect to the Notes, on the second anniversary of the issuance date and every six (6) months thereafter, at par plus accrued and unpaid interest.

•	interest will accrue at a rate of 7% per annum, which will be paid in cash semi-annually. Following and during the continuance of an event of default, the Notes will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2% per annum.

•	the Notes will be convertible into common stock of the Company at $0.40 per share.

•	the Note holders will have a lien on all assets of the Company and will share pari passu in the collateral. However, the Company will have the right to release liens with full defeasance of principal and accrued and unpaid interest (including all future interest payments at a rate of 4% per annum as described below) at any time. Upon defeasance, interest will accrue at 4% per annum, which will be paid in cash semi-annually.

•	the Note holders will have the right to purchase pro rata up to $750,000 of additional separate notes, on or before the first anniversary of the issuance date, on the same terms and conditions as the terms as the original Notes.

•	the Company will not incur any (a) additional secured indebtedness, or (b) indebtedness of any kind (unsecured or secured) with a maturity of less than 5 years from the issuance date, in each case without the written consent of the majority-in-interest of the Notes held by the Note holders, except for purposes of defeasance or trade payables in the ordinary course of business. These restrictions shall terminate on the defeasance.

•	in the event of a change of control of the Company, the Note holders will be entitled to require the Company to redeem their Notes for 120% of the outstanding principal amount of Notes plus accrued and unpaid interest.

The Company, Luxor Capital and any additional investors intend to prepare mutually acceptable definitive documentation containing the foregoing terms, together with additional standard terms and conditions, including representations and warranties, affirmative and negative covenants and events of default customarily included in agreements for similar financings.

Upon the closing of the transaction, the Company will file a Current Report on Form 8-K, which will contain the material terms of the final transaction, along with copies of the related transaction documents.

Item 7.01 REGULATION FD DISCLOSURE

Press Release

On August 20, 2013, the Company issued a press release, which is attached hereto as Exhibit 99.1.

The press release attached hereto is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit 99.1	Term Sheet dated August 19, 2013
Exhibit 99.2	Press Release dated August 20, 2013, issued by Searchlight Minerals Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 20, 2013

SEARCHLIGHT MINERALS CORP.

By:	/s/Martin B. Oring
Martin B. Oring
President